SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

Hampton Roads Bankshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HAMPTON ROADS BANKSHARES, INC.

999 Waterside Dr., 2nd Floor

Norfolk, Virginia 23510

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

To be Held April 25, 2006

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of Hampton Roads Bankshares, Inc. (the “Company”) will be held at the Dominion Tower Building, 999 Waterside Dr., 2nd Floor, Norfolk, Virginia 23510, on April 25, 2006, at 5:00 p.m., for the following purposes:

1.	To elect (a) three “Class B” directors, each to serve a three year term and (b) one “Class A” director to serve a two year term.

2.	To approve the Company’s 2006 Stock Incentive Plan.

3.	To ratify the appointment by the Board of Directors of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2006.

4.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 24, 2006, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

The Board of Directors unanimously recommends that shareholders vote FOR approval of each of the above items.

By Order of the Board of Directors,

/s/ Tiffany K. Glenn
Tiffany K. Glenn
Secretary of the Board

March 22, 2006

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

HAMPTON ROADS BANKSHARES, INC.

999 Waterside Dr., 2nd Floor

Norfolk, Virginia 23510

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of Hampton Roads Bankshares, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at its 2006 Annual Meeting of Shareholders to be held on April 25, 2006, at the time and place set forth in the accompanying Notice of 2006 Annual Meeting of Shareholders and at any adjournment thereof (the “Annual Meeting”). This Proxy Statement and the enclosed Proxy are being mailed to the shareholders of the Company on or about March 22, 2006.

Use and Revocation of Proxies

If the enclosed Proxy is properly executed and returned in time for voting at the Annual Meeting, the shares represented thereby will be voted in accordance with such instructions. If no instructions are given in a returned, executed Proxy, the Proxy will be voted in favor of the three matters for consideration at the Annual Meeting, and in the discretion of the proxy holders as to any other matters which may properly come before the meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

Execution of a Proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a Proxy but for any reason desires to revoke it may do so at any time before the Proxy is exercised by filing with the Secretary of the Company an instrument revoking it or a duly exercised Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The Company will bear its own expenses incident to soliciting proxies. Directors, officers, and employees of the Company, acting without commission or other special compensation, may solicit proxies in person, by telephone or by mail. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of common stock.

Shareholders Entitled to Vote and Vote Required

Only holders of record of the Company’s common stock at the close of business on February 24, 2006 (the “Record Date”) are entitled to vote at the Annual Meeting. On the Record Date, there were 8,344,434 shares of the Company’s common stock, par value $0.625 per share, outstanding and entitled to vote. Each share of outstanding common stock is entitled to one vote on all matters presented at the Annual Meeting. A majority of the outstanding shares of common stock, present in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of the votes cast. All other matters shall be determined based upon the vote of the majority of votes cast (in person or by proxy) by the holders of common stock entitled to vote at the Annual Meeting if a quorum is present.

Although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such proposals have been approved and therefore have no effect.

PROPOSAL ONE

ELECTION OF DIRECTORS

OF HAMPTON ROADS BANKSHARES, INC.

Nominees for Election

The Company’s Articles of Incorporation provide that the Company will have no less than eight and no more than eighteen members of the Board of Directors. The Articles of Incorporation also divide the Company’s Board of Directors into three classes as nearly equal in number as possible. Members of each class are elected for a term of three years and until their successors are elected and qualified. The Company’s Bylaws require all directors to be shareholders of the Company and require a majority of directors to be citizens of Virginia. Four directors will be elected at the 2006 Annual Meeting of Shareholders. Three nominees are “Class B” directors and will serve until the 2009 Annual Meeting of Shareholders. One nominee is a “Class A” director and will serve until the 2008 Annual Meeting of Shareholders. All nominees were nominated by the Company’s Nominating Committee and approved by the Board of Directors. The Company currently has twelve members of its Board of Directors.

The election of each nominee requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote. Proxies received from Company shareholders will be voted for the election of such nominees unless marked to the contrary. A shareholder of the Company who desires to withhold voting of the proxy for all or one or more nominees may so indicate on his or her proxy. All of the nominees currently are members of the Company’s Board of Directors and all have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to serve, an event which is not anticipated, the proxy will be voted for a substitute nominee to be designated by the Company’s Board of Directors, or the number of directors will be reduced.

The Company has offered a Director Emeritus Program to its directors. Under this program, Robert G. Bagley, Warren L. Aleck, Robert H. Powell III, and Durwood S. Curling have tendered their resignations effective as of the 2006 Annual Meeting of Shareholders on April 25, 2006. The retirement of these individuals from the Company’s Board of Directors will bring the number of Board of Directors members to eight. The Board of Directors will consider how to best fill the committee slots left vacant by the retirement of these individuals during the first board meeting following the 2006 Annual Meeting of Shareholders.

The name, age, and principal occupation during the past five years of each nominee and director of the Company are set forth in the chart below:

Name	Age	Principal Occupation	Director Since (1)
Nominees for Election of “Class B” Directors with Terms Expiring in 2009

Jack W. Gibson	55	President and Chief Executive Officer, Hampton Roads Bankshares, Inc.	1987

Douglas J. Glenn	39	Attorney at Law, Pender & Coward, P.C. General Counsel and Secretary, Geeks on Call America, Inc.	2006

Patricia M. Windsor	62	Secretary-Treasurer, Lakeside Construction Corporation	2003

Nominee for Election of “Class A” Director with Term Expiring in 2008

Roland Carroll Smith, Sr.	65	President and Chief Executive Officer, Hearndon Construction Corporation	2006

Incumbent “Class A” Directors with Terms Expiring in 2008

Bobby L. Ralph	66	Mayor, City of Suffolk, 2004 to present; City Council Member, City of Suffolk, 2002 to 2004; Retired Director of Social Services, City of Suffolk	1997

Robert H. Powell III	64	Attorney at Law, Kaufman & Canoles, P.C.	1990

Emil A. Viola	70	Chairman of the Board-Treasurer, Vico Construction Corporation	1987

Incumbent “Class C” Directors with Terms Expiring in 2007

Herman A. Hall, III	57	Secretary-Treasurer, Hall Farms, Inc.	1987

W. Lewis Witt	63	Owner, Inner-View, Ltd.	1992

Durwood S. Curling	72	Retired Executive Director, Southeastern Public Service Authority	1987

Incumbent “Class B” Directors with Terms Expiring in 2006

Warren L. Aleck	64	Retired President, Great Bridge Foods, Inc. t/a Earle’s Markets	1987

Robert G. Bagley	75	Retired Senior Vice President, Bank of Hampton Roads	1987

(1)	At the 2001 Annual Meeting of Bank of Hampton Roads (the “Bank”), the shareholders of the Bank approved a Plan of Reorganization pursuant to which each share of Bank common stock was exchanged for a share of the Company’s common stock and the Bank became a wholly owned banking subsidiary of the Company (the “Plan of Reorganization”). The effective date of the Plan of Reorganization was July 1, 2001. The director-nominees serve on the Company’s Board of Directors and on the Bank’s Board of Directors. The dates set forth above indicate the dates on which the director-nominees first served on the Bank’s Board of Directors.

BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table sets forth for (1) each director-nominee, each incumbent director, and the executive officers named in the Summary Compensation Table, (2) all directors and executive officers as a group: (i) the number of shares of Company common stock beneficially owned on February 24, 2006, and (ii) such person’s or group’s percentage ownership of outstanding shares of Company common stock on such date. Except as set forth below, the Company is not aware of any shareholder that beneficially owns 5% or more of the outstanding shares of Company common stock. All of the Company’s directors and executive officers receive mail at the Company’s principal executive office at 999 Waterside Dr., 2nd Floor, Norfolk, Virginia 23510.

Name	Number of Shares Beneficially Owned(1)		Percent of Outstanding Shares
Directors:
Warren L. Aleck	154,343.56	(2)	1.84%
Robert G. Bagley	145,484.02	(3)	1.74%
Jack W. Gibson	477,366.31	(4)	5.51%
Durwood S. Curling	89,396.21	(5)	1.07%
Herman A. Hall, III	153,509.42	(6)	1.82%
W. Lewis Witt	93,106.90	(7)	1.11%
Patricia M. Windsor	23,999.84	(8)	0.29%
Robert H. Powell III	105,069.03	(9)	1.25%
Bobby L. Ralph	45,771.33	(10)	0.55%
Emil A. Viola	367,916.74	(11)	4.40%
Douglas J. Glenn	34,104.10	(12)	0.41%
Roland Carroll Smith, Sr.	52,550.47	(13)	0.53%

Non-Director Executive Officers (not included above):
Donald W. Fulton, Jr.	16,097.09	(14)	0.19%
Gregory P. Marshall	57,540.43	(15)	0.69%
Julie R. Anderson	50,833.61	(16)	0.61%
Renee’ R. McKinney	70,195.09	(17)	0.84%

All Directors and Executive Officers, as a group (17 persons)	1,916,457.17	(18)	21.11%

(1)	Applicable percentages are based on 8,344,434 shares outstanding on February 24, 2006. Also includes shares of common stock subject to options that may be exercised within 60 days of February 24, 2006. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such options, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table. This table is based upon information supplied by officers, directors, and principle shareholders and Schedule 13Gs filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Includes 48,569 options to purchase shares, 4,159.56 shares of restricted stock held by the Company for Warren L. Aleck, 24,332.38 shares owned by Helen G. Aleck (wife), 2,450.00 shares held by SageMark Consulting/LFA, for benefit of Warren L. Aleck, and 8,886.83 shares owned jointly by Warren L. Aleck and Helen G. Aleck.

(3)	Includes 18,520 options to purchase shares, 591.71 shares of restricted stock held by the Company for Robert G. Bagley, 9,340.44 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 799.05 shares owned by Peggy P. Bagley (wife), and 116,232.83 shares owned jointly by Robert G. Bagley and Peggy P. Bagley.

(4)	Includes 310,640 options to purchase shares, 4,062.13 shares of restricted stock held by the Company for Jack W. Gibson, 35,219.96 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 4,244.77 shares owned by M. Joyce Gibson (wife), 3,680.91 shares owned by Jacqueline A. Gibson (daughter), and 26,497.32 shares held in an IRA for Jack W. Gibson.

(5)	Includes 16,443 options to purchase shares, 2,519.91 shares of restricted stock held by the Company for Durwood S. Curling, 33,241.03 shares owned by Virginia S. Curling (wife), 6,492.69 shares held in an IRA for Durwood S. Curling, and 3,912.84 shares held in an IRA for Virginia S. Curling.

(6)	Includes 67,025 options to purchase shares, 4,004.92 shares of restricted stock held by the Company for Herman A. Hall, III, and 62,911.56 shares held in an IRA for Herman A. Hall, III.

(7)	Includes 27,069 options to purchase shares, 591.71 shares of restricted stock held by the Company for W. Lewis Witt, 13,345.73 shares owned jointly by W. Lewis Witt and Judith W. Witt (wife), 1,695.52 shares held in an IRA for W. Lewis Witt, 6,107.62 shares held in an IRA for Judith W. Witt, 71.67 shares owned by Inner-View, Ltd., a company owned by W. Lewis Witt, and 40,575.50 shares held by Inner-View, Ltd. in a profit sharing plan for W. Lewis Witt.

(8)	Includes 14,192 options to purchase shares and 3,712.83 shares of restricted stock held by the Company for Patricia M. Windsor.

(9)	Includes 46,824 options to purchase shares, 591.71 shares of restricted stock held by the Company for Robert H. Powell III, 2,052.94 shares owned by Elayne P. Powell (wife), 24,270.11 shares owned jointly by Robert H. Powell III and Elayne P. Powell, and 5,001.58 shares held in an IRA for Robert H. Powell III.

(10)	Includes 37,949 options to purchase shares and 3,919.40 shares of restricted stock held by the Company for Bobby L. Ralph.

(11)	Includes 18,315 options to purchase shares, 4,022.84 shares of restricted stock held by the Company for Emil A. Viola, 97,971.48 shares held in an IRA for Emil A. Viola, 3,618.73 shares held in an IRA for Phyllis K. Viola (wife), and 1,635.82 shares owned jointly by Emil A. Viola and Phyllis K. Viola.

(12)	Includes 29,862 options to purchase shares by Tiffany K. Glenn (wife), 2,922.30 shares held in the Company’s 401(k) Profit Sharing Plan and Trust for Tiffany K Glenn, 391.19 shares owned by Grayson Glenn (son), and 34.00 shares owned by Bayler Glenn (daughter).

(13)	Includes 6,256.96 shares owned jointly by Roland Carroll Smith, Sr. and Jacqueline M. Smith, 6,000.90 shares owned by Jacqueline M. Smith (wife), 2,768.14 shares owned by Harrison D. Smith (grandson), 7,396.58 shares owned by Erinn M. Smith (granddaughter), 7,396.58 shares owned by Meaghan C. Smith (granddaughter), and 22,731.32 shares owned by Hearndon Construction, a company operated by Roland Carroll Smith, Sr.

(14)	Includes 11,108 options to purchase shares and 1,189.09 shares held in the Company’s 401(k) Profit Sharing Plan and Trust.

(15)	Includes 32,187 options to purchase shares, 5,000 shares of restricted stock held by the Company for Gregory P. Marshall, 2,888.23 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 10,001.71 shares owned jointly by Gregory P. Marshall and Mary E. Marshall, and 7,463.48 shares held in a SEP for Gregory P. Marshall.

(16)	Includes 40,385 options to purchase shares, 5,000 shares of restricted stock held by the Company for Julie R. Anderson, 3,085.91 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 1,300.00 shares held in an IRA for Julie R. Anderson, and 1,062.70 shares owned jointly by Julie R. Anderson and Douglas A. Anderson.

(17)	Includes 43,873 options to purchase shares, 5,000 shares of restricted stock held by the Company for Renee’ R. McKinney, 8,109.19 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 466.60 shares held by Jamie N. McKinney (daughter), and 169.21 shares held in an IRA for Jamie N. McKinney.

(18)	Includes 735,647 options to purchase shares.

Executive Officers

The following sets forth the names, ages and business experience of the Company’s executive officers and the date each executive officer became employed by the Company.

•	Julie R. Anderson, 47, has been employed by the Bank since 1999. She was promoted from Vice President and Area Loan Executive to Senior Vice President and Commercial Loan Officer in April 2001. She has worked in practically all facets of the banking industry, including twenty years experience in commercial, consumer, dealer and construction lending.

•	Donald W. Fulton, Jr., 59, assumed the role of Senior Vice President and Chief Financial Officer of the Company and Senior Vice President and Chief Administrative Officer of the Bank during 2003. In 2002 and a portion of 2003, Mr. Fulton was an independent consultant to financial services and other companies. From January 1998 to December 2001, he was employed by James River Bankshares, Inc. as its Senior Vice President and Chief Financial Officer.

•	Jack W. Gibson, 55, has been President, Chief Executive Officer and a director of the Company since the Company’s inception in 2001 and President, Chief Executive Officer and a director of the Bank since the Bank’s inception in 1987.

•	Tiffany K. Glenn, 36, has worked for the Bank since 1993 in various positions, including accounting, stock transfers, and marketing. She was promoted to Senior Vice President, Marketing Officer and Secretary in 1999.

•	Gregory P. Marshall, 47, began his employment with the Bank in 2001 as Senior Vice President and Commercial Loan Officer. Prior to joining the Bank, he was a Senior Vice President at Bank of Tidewater for a total of 10 years. He also has 8 years of prior experience in the certified public accounting industry.

•	Renee’ R. McKinney, 41, has been employed by the Bank since its inception. She initially served as Office Manager. She was subsequently appointed Assistant Vice President in 1991, Vice President and Branch Administrator in 1993, and Senior Vice President and Branch Administrator in 1998.

Information About Shareholders

The Board of Directors has not established a written policy regarding communications with shareholders. A formal policy has not been adopted because directors have periodic contact with shareholders through business, personal, and community-based activities. Although not prescribed in a policy, shareholders may communicate with the Board through written communications addressed to the Company’s executive office at 999 Waterside Dr., 2nd Floor, Norfolk, Virginia 23510.

Board and Committee Meetings

The business of the Company is managed under the direction of the Board of Directors. The Bank Board generally meets twice a month and held 24 meetings in 2005. The Company Board meets at least annually and held five meetings during 2005. During 2005, each member of the Board participated in at least 75% of all Board meetings and at least 75% of all applicable committee meetings. The Board does not have a policy regarding attendance at annual shareholders’ meetings. However, Board members are encouraged to attend such meetings and at the annual meeting held on April 26, 2005, all Board members were in attendance. Set forth below is certain information on the members and duties of the various Board committees.

The Board of Directors has established an Audit Committee, Personnel Committee, Education Committee, Nominating Committee, Site Selection Committee, Executive Committee and Compliance Committee. All committee meetings are scheduled by the committee chairpersons as deemed necessary. Mr. Gibson serves as an ex-officio member of all such committees except the Executive Committee and Nominating Committee.

Audit Committee

The Audit Committee consists of Durwood S. Curling, Robert H. Powell III, and Warren L. Aleck. Each of these directors is an “independent director” as that term is defined under the NASDAQ Stock Market’s listing standards except for Robert H. Powell III. To be an independent director under this definition, a director may not be an officer or employee of the Company or have any other relationship with the Company that interferes with the exercise of independent judgment. Mr. Powell is an attorney in a law firm that does business with the Company. In addition, Jack W. Gibson, President and CEO of the Company, is an ex-officio member of the Committee under the Company’s Bylaws. As a matter of practice, Mr. Gibson does not attend regularly scheduled Audit Committee meetings in the spirit of the Sarbanes-Oxley Act of 2002.

The Audit Committee is responsible for the appointment, compensation, and oversight of the work of the independent auditor of the Company. It also must pre-approve all audit and non-audit services provided by the firm of independent auditors. The Committee acts as the intermediary between the Company and the independent auditor and reviews the reports of the independent auditor. The Audit Committee held eight meetings in 2005. See “Audit Committee Report” below.

Personnel Committee

The Personnel Committee consists of Emil A. Viola, Herman A. Hall, III, and W. Lewis Witt, all of whom are independent under standards set by the NASDAQ Stock Market. In addition, Jack W. Gibson, President and CEO of the Company, is an ex-officio member of the Committee. The Committee reviews the compensation of all executive officers and makes recommendations on compensation programs to the Board of Directors. The Personnel Committee held one meeting in 2005.

Education Committee

The Education Committee consists of W. Lewis Witt and Robert G. Bagley. The Committee reviews and approves requests from employees for education reimbursement and specialized training. The Education Committee held one meeting in 2005.

Nominating Committee

The Nominating Committee consists of Emil A. Viola, Herman A. Hall, III, and Jack W. Gibson. All members of the Nominating Committee are considered independent as defined under the NASDAQ Stock Market’s listing standards except for Jack W. Gibson, who is the Company’s President and Chief Executive Officer. The function of this committee is to identify and present nominees for membership on the Board of Directors. The Nominating Committee did not hold any meetings in 2005.

The Company’s Nominating Committee’s charter appeared in the Company’s 2003 Proxy Statement. The Board of Directors relies on the discretion of the Nominating Committee members to identify potential nominees from sources that they deem appropriate. The Nominating Committee has not formulated specific criteria for nominees, but it considers qualifications that include, but are not limited to, capability, ability to serve, conflicts of interest, and other relevant factors. In consideration of the fiduciary requirements of a Board member, and the relationship of the Company and its subsidiaries to the communities it serves, the Committee places emphasis on character, ethics, financial stability, business acumen, and community involvement among other criteria it may consider. In addition, as a financial services holding company, the Company is regulated by the Federal Reserve and the Bureau of Financial Institutions of the State Corporation Commission of the Commonwealth of Virginia. Directors and Director nominees are subject to various laws and regulations pertaining to financial holding companies including a minimum stock ownership requirement.

The Committee utilizes a variety of resources in identifying nominees including individuals who serve the Company and its subsidiaries on advisory boards, recommendations of management and other Board members, and other business or community leaders who may be qualified to serve. The Nominating Committee may consider recommendations from shareholders, but has not established a formal process for doing so. A formal process has not been adopted because directors have periodic contact with shareholders through business, personal, and community-based activities. The nature of the community banking business is such that shareholders are offered many informal opportunities to communicate with Board members. Under the Company’s Bylaws, shareholders may submit nominees for director. For additional information regarding the requirements for shareholder nominations, please see “Submission of Proposals and Other Matters Related to 2007 Annual Meeting” elsewhere in this Proxy. The Company has not paid a third party to assist in identifying, evaluating, or otherwise assisting in the nomination process.

Site Selection Committee

The Site Selection Committee consists of Robert G. Bagley and Bobby L. Ralph. The Committee was formed to review the desirability of future branch locations and make recommendations to the full Board accordingly. The Site Selection Committee did not hold any meetings in 2005.

Executive Committee

The Executive Committee, which meets informally if necessary, consists of Emil A. Viola, Herman A. Hall, III, and Jack W. Gibson. The Committee is charged with setting the format and guidelines for the meetings of the Board of Directors and the meetings of committees of the Board of Directors. The Executive Committee held two meetings in 2005.

Compliance Committee

The Compliance Committee consists of Bobby L. Ralph, Patricia Windsor and W. Lewis Witt. The function of this committee is to monitor the compliance of the Company and its subsidiaries with applicable laws and regulations. The Compliance Committee held four meetings in 2005.

Audit Committee Report

The Audit Committee held eight meetings during 2005. The Audit Committee’s formal charter appeared in the Company’s 2003 Proxy Statement. At this time the Audit Committee does not have an “audit committee financial expert” as defined under final rules adopted by the Securities and Exchange Commission. The Company’s Board of Directors considered numerous factors regarding the current composition of the Audit Committee, the qualifications required to be considered an “audit committee financial expert,” and the Company’s particular circumstances relative to audit matters. The Audit Committee, as currently comprised, provides a blend of business, legal, and governmental backgrounds, all of which include significant experience with financial matters. In addition, the Company and its subsidiaries are regulated and periodically examined by the Bureau of Financial Institutions of the State Corporation Commission of the Commonwealth of Virginia and the Federal Reserve. The examinations in combination with internal audit and audits performed annually by independent auditors provide the Board of Directors with a sufficient level of confidence in the Company’s consolidated financial statements and its internal controls over financial reporting.

The Audit Committee reviews the Company’s financial reporting process, including internal control over financial reporting, on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including internal controls over financial reporting. In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles and that the Company’s internal controls over financial reporting are effective. The Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended, including their judgment about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within U.S. generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Company; and other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences. In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the Company’s internal and independent auditors the overall scope and specific plans for their respective audits.

The Audit Committee meets with the internal and independent auditors to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Committee desired by the internal auditors or independent accountants. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission (“SEC”). In addition, as of December 31, 2005, the Company carried out an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures pursuant to Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended. Based upon that evaluation, the Committee, along with the Company’s Chief Executive Officer and Chief Financial Officer, concluded that the Company’s disclosure controls and procedures are effective in timely alerting them to material information relating to the Company required to be included in the Company’s Exchange Act filings. The Committee and the Board also have recommended, subject to shareholder ratification, the selection of the Company’s independent auditors, KPMG LLP.

Durwood S. Curling, Chairman

Warren L. Aleck

Robert H. Powell III

Section 16(a) Beneficial Ownership Reporting Compliance

Section l6(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with in 2005, except for the following. Due to miscommunications from his broker, Warren L. Aleck was 6 business days late in reporting a single transaction for the purchase of 2,000 shares on July 21, 2005. Also due to miscommunications from his broker, Emil A. Viola was late in reporting four transactions to purchase a total of 2,500 shares beginning on May 12, 2005 and ending on June, 1, 2005. Such transactions were reported on June 16, 2005.

Certain Relationships and Related Transactions

During 2005, some director-nominees, directors and executive officers of the Company, their affiliates and members of their immediate families were customers of and had loan transactions with the Company in the normal course of business and are expected to continue to have customer relationships with the Company in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than a normal risk of collectibility or present other unfavorable features. As of December 31, 2005 and 2004, loans to executive officers, directors and their affiliates amounted to $9,321,517 and $9,677,121, respectively. During 2005, additional loans and repayments of loans by executive officers, directors and their affiliates were $5,767,323 and $6,122,927, respectively. There were no loans made to directors, or to entities of which directors are material shareholders or equity owners, which were in excess of 15% of the Bank’s equity capital account.

During 2005, Robert H. Powell III, a director, was an attorney in the law firm Kaufman & Canoles, P.C., which provided legal services for the Company. The fees paid by the Company to Kaufman & Canoles, P.C. in calendar year 2005 did not exceed 5% of the law firm’s gross revenues for the year. For more information about Mr. Powell, please see “Proposal One – Election of Directors of Hampton Roads Bankshares, Inc. – Nominees for Election.”

Douglas Glenn, a nominee for election as a “Class B” director, is the spouse of Tiffany K. Glenn, the Company’s Senior Vice President, Marketing Officer and Secretary. For more information about Ms. Glenn, please see “Executive Officers” herein. Mr. Glenn is also an attorney in the law firm Pender & Coward, P.C., which provided legal services for the Company. The fees paid by the Company to Pender & Coward, P.C. in calendar year 2005 did not exceed 5% of the law firm’s gross revenues for the year. For more information about Mr. Glenn, please see “Proposal One – Election of Directors of Hampton Roads Bankshares, Inc. – Nominees for Election.”

Director Compensation

During fiscal year 2005, each director of the Company received a director’s fee of $700 per board meeting attended, $200 per committee meeting attended, and $100 per advisory board meeting attended. Total director, committee, and advisory board fees of $183,200 relating to the members of the Board of Directors, were expensed during the year ended December 31, 2005. During 2005, the Company authorized the grants of options to directors for 26,380 shares of the Company’s common stock under its existing stock incentive plan. Also during 2005, the Company granted 5,917 shares of restricted stock to the directors as part of an incentive award program. The restricted stock will begin vesting five years from the date of grant and will be fully vested ten years from the date of grant.

Directors’ Deferred Compensation Agreement

The Company has a Directors’ Deferred Compensation Agreement through which directors previously could elect to defer board fees and receive reductions in stock option exercise prices. The agreement was modified in 2005 to comply with changes in tax rules pertaining to deferred compensation. In 2005, directors were granted 26,288 stock options and received grants of 12,128 shares of restricted stock as deferred compensation. The restricted stock will begin vesting five years from the date of grant and will be fully vested ten years from the date of grant. The directors can also elect to defer their board fees in cash and the Company will accrue interest on the deferred fees at an interest rate equal to the highest rate currently being offered on a Bank of Hampton Roads certificate of deposit.

Executive Compensation

The following table sets forth, for the years ended December 31, 2005, 2004, and 2003, the annual and long-term compensation for the Company’s Chief Executive Officer and the four most highly compensated executive officers whose combined salary and bonus exceeded $100,000 in 2005.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Restricted Stock Awards ($)	Securities Underlying Options (#)(2)	All Other Compensation ($)(3)
Jack W. Gibson President and Chief Executive Officer	2005 2004 2003	360,000 310,000 270,000	162,000 86,800 97,200	44,822	26,448 25,440 29,232	60,280 59,355 56,033

Gregory P. Marshall Senior V.P.	2005 2004 2003	140,000 125,000 110,000	63,000 35,000 39,600	53,250	7,911 7,996 8,920	33,022 30,184 28,264

Julie R. Anderson Senior V.P.	2005 2004 2003	140,000 125,000 100,000	63,000 35,000 36,000	53,250	7,911 7,996 8,109	31,422 28,699 25,497

Donald W. Fulton, Jr. Senior V.P. and Chief Financial Officer (1)	2005 2004 2003	130,000 105,000 65,888	58,500 29,400 50		7,346 6,717 845	26,678 16,230 N/A

Renee’ R. McKinney Senior V.P.	2005 2004 2003	100,000 85,000 74,000	45,000 23,800 26,640	53,250	5,651 5,437 6,001	20,980 18,445 17,438

(1)	Mr. Fulton began employment at the Company in July 2003, his salary in 2003 includes a consulting fee paid prior to employment.

(2)	Bonuses and stock options are predetermined by compensation plans previously approved by the Board of Directors and shareholders of the Company.

(3)	Consists of the Company’s discretionary and matching contributions to the 401(K) plan and matching contributions and interest for the Executive Savings Plan, which was initiated in 2003, made on behalf of the above officers.

The following table provides information on stock options granted to Mr. Gibson, Mr. Marshall, Ms. Anderson, Mr. Fulton and Ms. McKinney in 2005:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Market Price on the Date of Grant ($/Share)	Expiration Date	Grant Date Present Value ($)(4)
Jack W. Gibson	20,343 2,638 3,467	(1) (2) (3)	24.68%	$10.65 10.65 9.75	$10.65 10.65 11.52	12/31/15 12/31/15 01/01/15	$26,753 3,469 7,695

Gregory P. Marshall	7,911	(1)	9.60	10.65	10.65	12/31/15	10,404

Julie R. Anderson	7,911	(1)	9.60	10.65	10.65	12/31/15	10,404

Donald W. Fulton, Jr.	7,346	(1)	8.91	10.65	10.65	12/31/15	9,661

Renee’ M. McKinney	5,651	(1)	6.86	10.65	10.65	12/31/15	7,432

(1)	Options granted as part of employee incentive award.

(2)	Options granted as part of director incentive award.

(3)	Options issued under Directors’ Deferred Compensation Agreement.

(4)	Value of options is calculated using the Hull-White trinomial tree model with a risk-free interest rate of 4.32%, dividend yield of 3.38%, an option life of 10 years, and volatility of 10.08%.

The following table provides information concerning the value of options held as of December 31, 2005 by Mr. Gibson, Mr. Marshall, Ms. Anderson, Mr. Fulton, and Ms. McKinney.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the- Money-Options at FY-end ($) Exercisable/ Unexercisable (1)
Jack W. Gibson	20,416	$135,205	284,581/—	$943,354/—
Gregory P. Marshall	7,024	22,430	32,187/—	31,606/—
Julie R. Anderson	873	2,868	40,385/—	55,034/—
Donald W. Fulton, Jr.	2,300	2,246	12,108/—	4,270/—
Renee’ R. McKinney	3,676	23,425	40,417/—	87,715/—

(1)	Based on a value of $10.65 per share for the Company’s common stock as of December 31, 2005.

Employment Agreements

The Company has entered into an employment agreement with Jack W. Gibson, the Company’s President and Chief Executive Officer, which was renewed in 2002. Under the agreement, Mr. Gibson’s salary is determined each year by the Board of Directors, but in no event will be less than $50,000. Mr. Gibson’s employment agreement also provides that Mr. Gibson may receive other compensation and benefits as the Board of Directors elects to provide to all Company employees. The employment agreement between the Company and Mr. Gibson is for a five year term and is renewed automatically for additional five year terms, unless the Company notifies Mr. Gibson at the end of the fourth year of a five-year term of the Company’s intention not to renew the employment agreement.

If the Company terminates Mr. Gibson’s employment without cause, as defined in the agreement, it is required to pay, over a twelve month period, an amount equivalent to his base salary plus director fees earned in the twelve months preceding termination. If Mr. Gibson should terminate his employment for “good reason,” as defined in the agreement and which includes “change of control,” he would be entitled to receive a severance payment equivalent to three times his base amount minus one dollar plus the present value of any other payments in the nature of compensation. In addition, he would be eligible to continue to participate in Company benefit programs, or their equivalent, for a period of up to three years. The severance payment could be increased if it is determined that the severance payment together with any other payments or benefits would be subject to the excise tax imposed under the Internal Revenue Code. The severance payment would be made over a sixty month period.

The Company has also entered into employment agreements with five other officers of the Company. The terms and conditions of these employment agreements are similar to those of Mr. Gibson’s employment agreement described above, except that there are no provisions regarding salary and they contain certain prohibitions of competitive activities.

Executive Savings Plan

The Company has implemented an Executive Savings Plan with certain officers of the Company whereby an initial contribution made by the officers will be matched each year by the Company as long as the officers’ employment with the Company continues. Interest is earned at the highest rate the Company is paying on a certificate of deposit. The officers will be 100% vested in the plan five years from the date of initial contribution. The plan also provides for additional payments to be made to the officers upon termination of employment following a change of control of the Company.

Supplemental Retirement Agreements

The Company entered into a Supplemental Retirement Agreement with Mr. Gibson on January 1, 1993. Under this agreement, Mr. Gibson is eligible to receive an annual benefit payable in fifteen (15) installments equal to fifty percent (50%) of his benefit computation base following the attainment of his plan retirement date, November 9, 2010. The benefit computation base is calculated as his average compensation including bonuses from the Company over the three consecutive completed calendar years just prior to the year of retirement or termination. The estimated annual benefits payable upon retirement at the plan retirement date are $230,067. Partial vesting began on January 1, 1998 and will continue until January 1, 2008.

During 2005, the Company entered into supplemental retirement agreements with several key officers. Under these agreements, the officers are each eligible to receive an annual benefit payable in fifteen installments each equal to $50,000 following the attainment of their plan retirement date. For purposes of these agreements, the plan retirement date is the first day of the month immediately following the date the participant attains age sixty-five (65) for those officers who have attained age forty-five as of the date they became a participant. In the case of all other participants, the first day of the month immediately following the date the participant attains age sixty (60) is considered the plan retirement date.

Restricted Stock Awards

In 2005, the Company granted directors 12,128 shares of restricted stock under the Directors Deferred Compensation Agreement. The restricted stock will begin vesting five years from the date of grant and will be fully vested nine years from the date of grant. The Company will record compensation expense for these restricted shares ratably over the vesting period.

During 2005, the Company granted restricted stock to the directors as part of an incentive award program. Restricted stock granted under this award totaled 5,917 shares for 2005. The restricted stock will begin vesting five years from the date of grant and will be fully vested nine years from the date of grant. Compensation expense related to these restricted shares will be recognized ratably over the vesting period.

During 2005, the Company granted restricted stock to several key employees as part of an incentive award program. Restricted stock granted under this award totaled 15,000 shares for 2005. This restricted stock began vesting upon grant date and will continue to vest in 20% increments over the next four years. The Company recognized 20% of the compensation expense in 2005 and will recognize the remaining 80% of the compensation expense ratably over the vesting period. Compensation expense was calculated using the market value of common stock at the date of grant multiplied by the number of restricted shares granted.

Stock Options Issued

As of December 31, 2005, the Company had 1,024,559 stock options outstanding to employees and directors under the Company’s existing stock option plan. The options, when granted, have a maximum term of ten years.

A summary of activity in the Plan follows:

	Options Outstanding	Weighted Average Exercise Price
Balance at January 1, 2003	1,030,199	$6.14
Granted	134,304	8.45
Exercised	(211,785)	7.43

Balance at December 31, 2003	952,718	6.90
Granted	125,703	8.65
Exercised	(67,799)	5.51
Expired	(15,836)	10.40

Balance at December 31, 2004	994,786	7.15
Granted	135,096	10.47
Exercised	(97,828)	5.63
Expired	(7,495)	11.23

Balance at December 31, 2005	1,024,559	$7.70

Profit Sharing Plan

The Company has a defined contribution 401(k) plan for all full-time employees who are 21 years of age and have completed one year of service. Under the plan, employees may annually contribute up to the lesser of $14,000 or 20% of their annual salary. The Company will match 25% of the employees’ yearly contributions up to 10% of their annual salary. The Company may also make an additional discretionary contribution; however, contributions by the Company will not exceed the maximum amount deductible annually for federal income tax purposes. In 2005, the Company authorized a $196,000 discretionary contribution and a $53,430 matching contribution. The 2005 discretionary contribution made on behalf of the executive officers, as a group, was $69,158.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s Personnel Committee was an officer or employee of the Company during 2005. However, as previously noted, under the Company’s Bylaws, the Company’s President and CEO, Jack W. Gibson, is an ex-officio member of all of the Company’s board committees except the Executive Committee and Nominating Committee. During 2005, no executive officer of the Company served as a member of the Compensation Committee of another entity, nor did any executive officer of the Company serve as a director of another entity, one of whose executive officers served on the Company’s Personnel Committee. Two members of the Company’s Personnel Committee have outstanding loans with the Company. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. See “Certain Relationships and Related Transactions” above.

Personnel Committee Report on Executive Compensation

The Personnel Committee assists the Board of Directors in administering the policies governing the annual compensation paid to executive officers, including the Chief Executive Officer. The goal of the Committee is to motivate executives to achieve a range of performance consistent with a business plan approved by the Board of Directors while insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards and shareholders’ interests.

The Committee considers the following criteria in recommending to the Board the compensation of the Chief Executive Officer and the other executive officers of the Company:

1. The overall financial, market and competitive performance of the Company during the fiscal year under consideration.

2. The level of and/or increases in return on assets and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

3. Consideration of individual as well as combined measures of progress of the Company including the quality of the loan and investment portfolio, desirable changes in capital ratios, the overall growth of the Company, the improvement in market share, the improvement in book value per share, the improvement in earnings per share, the level of non-performing loans and real estate owned, and other objectives as may be established by the Board of Directors.

4. The State Corporation Commission and Federal Reserve Bank’s CAMELS ratings.

5. The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry operating within Virginia.

The compensation arrangements and recommendations of the Committee include a base salary component and an incentive component made up of cash and stock options in addition to other executive benefits previously described.

Mr. Gibson does not make recommendations or participate in the review of his compensation. With respect to the Company’s other executive officers, the Committee considers salary and incentive recommendations prepared by the Chief Executive Officer to establish compensation. Following extensive review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for its approval.

Emil A. Viola, Chairman

Herman A. Hall, III

W. Lewis Witt

Stock Performance Graph

The graph below presents five-year cumulative total return comparisons through December 31, 2005, in stock price appreciation and dividends for the Company’s common stock, the Standard & Poor’s 500 Total Return Index (“S & P 500”) and the Keefe, Bruyette & Woods 50 Total Return Index (“KBW 50”). Returns assume an initial investment of $100 at the market close on December 31, 2000 and reinvestment of dividends. The KBW 50 is a published industry index providing a market capitalization weighted measure of the total return of 50 money center and major regional U.S. banking companies. Values as of each year-end of the $100 initial investment are shown in the table and graph below.

Index	2000	2001	2002	2003	2004	2005
Hampton Roads Bankshares, Inc.	$100	$85	$91	$137	$125	$119
KBW 50	100	96	89	119	131	133
S&P 500	100	88	69	88	98	103

PROPOSAL TWO

APPROVAL OF 2006 STOCK INCENTIVE PLAN

THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” ALL NOMINEES PROPOSED FOR DIRECTORS.

The Company is asking its shareholders to approve the Hampton Roads Bankshares, Inc. 2006 Stock Incentive Plan that was adopted by the Board of Directors on March 14, 2006, and will become effective on April 25, 2006 subject to shareholder approval. As adopted, the plan makes available up to 1,000,000 shares of the Company’s common stock for grants of restricted stock awards, incentive stock awards, and stock options in the form of incentive stock options and non-statutory stock options to employees, directors and consultants of the Company. The more significant features of the plan are described below. A copy of the plan, as adopted by the Board of Directors, is attached as Exhibit A hereto.

Purpose

The purpose of the plan is to promote the success of the Company by providing greater incentive to employees, directors and consultants to associate their personal interests with the long-term financial success of the Company and with growth in shareholder value. The plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operations largely depends. The plan terminates on April 25, 2016, unless sooner terminated by the Board of Directors.

Administration

The plan is administered by the Company’s Personnel Committee. The Committee has the power to select plan participants and to grant stock options and stock awards on terms the Committee considers appropriate. In addition, the Committee has the authority to interpret the plan, to adopt, amend or waive rules or regulations for the plan’s administration, and to make all other determinations for administration of the plan.

Stock Options

Stock options granted under the plan may be incentive stock options or non-statutory stock options. A stock option entitles the employee to purchase shares of common stock at the option price. The Committee will fix the option price at the time the stock option is granted, but in the case of an incentive stock option the exercise price cannot be less than 100% of the shares’ fair market value on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the company, 110% of the shares fair market value on the date of grant). The value in incentive stock options, based on the exercise price, that can be exercisable by a participant for the first time in any calendar year under the plan or any other similar plan maintained by the Company is limited to $100,000. The option price may be paid in cash or with shares of common stock, or a combination of cash and common stock. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Committee, including the requirement that they will not be exercisable after ten years from the grant date.

Restricted Stock Awards

The plan permits the grant of restricted stock awards (shares of common stock) to plan participants. A restricted stock award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the plan participant complete a specified period of service or that certain objectives be achieved. Any restriction imposed on a restricted stock award will be determined by the Committee.

Incentive Stock Awards

Incentive stock may be issued by the Committee in connection with incentive programs. The Committee may establish performance criteria as it deems appropriate. Incentive stock may be issued without cash consideration.

Transferability

In general, stock options, restricted stock, and incentive stock awards granted may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution.

Shares Subject to the Plan

Up to 1,000,000 shares of common stock may be issued to plan participants under the plan. No stock options, restricted stock, or incentive stock awards have been granted under the plan. The maximum number of shares with respect to which stock options or restricted stock may be granted under the plan in any calendar year to an employee is 50,000 shares. In general, if any stock option or restricted stock award granted terminates, expires or lapses for any reason other than as a result of being exercised, or if shares issued pursuant to the plan are forfeited, the common stock subject to the stock option, restricted stock, or incentive stock award will be available for further stock options and awards.

Certain Federal Income Tax Consequences

Generally, no federal income tax liability is incurred by a plan participant at the time a stock option is granted. If the stock option is an incentive stock option, no income will be recognized upon the participant’s exercise of the stock option. Income is recognized by participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a non-statutory stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option exercise price. For restricted stock and incentive stock awards, income is recognized by a participant when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time, the participant recognizes income equal to the fair market of the common stock. A recipient of restricted stock or incentive stock will generally be subject to tax at ordinary income tax rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code of 1986 (the “Code”). However, a recipient who so elects under Section 83(b) of the Code elects within 30 days of the date of transfer of the restricted stock will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for such shares. If a Section 83(b) election has not been make, any dividends received with respect to restricted stock or incentive stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. The Company will be entitled to claim a federal business expense tax deduction on account of the exercise of a non-statutory stock option or the vesting of a restricted stock award. The amount of the deduction is equal to the ordinary income recognized by the participant. The Company generally will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option, but may claim a federal income tax deduction on account of certain disqualifying dispositions of stock acquired upon the exercise of an incentive stock option. This summary of federal income tax consequences does not purport to be complete. There may also be state and local income taxes applicable to these items.

Changes in Capitalization and Similar Changes

In the event of any change in the outstanding shares of common stock by reason of any stock dividend, stock split, recapitalization or otherwise, the aggregate number of shares of common stock reserved under the plan, and the terms, exercise price and number of shares of any outstanding stock options or restricted stock awards will be equitably adjusted by the Committee in its discretion to preserve the benefits of the stock options and stock awards for plan participants. For instance, a two-for-one stock split would double the number of shares reserved under the plan. Similarly, for outstanding stock options it would double the number of shares covered by each stock option and reduce its exercise price by one-half.

Option Grants

The Company has not granted any options under the 2006 Stock Incentive Plan.

Stock Price

On February 24, 2006, the closing price of the Company’s common stock on the Nasdaq Over-the Counter Bulletin Board was $11.50 per share.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” PROPOSAL TWO.

PROPOSAL THREE

APPOINTMENT OF INDEPENDENT AUDITORS

The Company’s Audit Committee has appointed, and the Board of Directors has ratified the selection of KPMG LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2006, and the Board of Directors desires that such appointment be ratified by the Company’s shareholders at the Annual Meeting. KPMG LLP has audited the consolidated financial statements of the Company since 2001. A representative of KPMG LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires.

Amounts paid to KPMG LLP for work performed in 2005 and 2004 appear below:

	2005	2004
Audit fees (1)	$141,000	$133,000
Audit-related fees (2)	4,900	4,700
Tax fees (3)	4,000	7,200
All other fees (4)	—	23,500

(1)	Fees for financial audit, including audit of internal controls over financial reporting and interim reviews.

(2)	Fees for consent statements issued for filings of Forms S-3 and S-8.

(3)	Fees for reviewing federal and state income tax returns.

(4)	Fees for assistance with implementation of portions of the Sarbanes-Oxley Act of 2002.

As stated in the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services provided by the firm of independent auditors. During 2005, the Audit Committee pre-approved 100% of non-audit services provided by KPMG LLP. The Audit Committee has considered the provisions of these non-audit services by KPMG LLP and has determined that the services are compatible with maintaining KPMG LLP’s independence.

THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE

“FOR” THE RATIFICATION OF KPMG LLP.

OTHER MATTERS

The Board of Directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by a shareholder’s proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

SUBMISSION OF PROPOSALS AND OTHER MATTERS

RELATED TO 2007 ANNUAL MEETING

The next Annual Meeting of Shareholders will be held by the Company on or about April 24, 2007. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than November 21, 2006. All such proposals and notifications should be sent to Jack W. Gibson, President and Chief Executive Officer, at 999 Waterside Dr., 2nd Floor, Norfolk, Virginia 23510.

The Bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election. Such nominations require written notice delivered to the Secretary of the Company at the Company’s principal executive office not later than (i) 45 days before the date on which the Corporation first mailed proxy materials for the prior year’s annual meeting of shareholders or, (ii) in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a proxy statement as a nominee and to serve as a director if elected. Any shareholder may obtain a copy of the Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated mailing date of March 22, 2006 for the 2006 Proxy, the Company must receive proper notice of any shareholder nomination no later than February 4, 2007.

GENERAL

The Company’s 2005 Annual Report to Shareholders accompanies this Proxy Statement. Upon written request, the Company will provide shareholders with a copy of its Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC, without charge. Please direct written requests for a copy of the Form 10-K to: Donald W. Fulton, Jr., Senior Vice President and Chief Financial Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., 2nd Floor, Norfolk, Virginia 23510.

BY ORDER OF THE BOARD OF DIRECTORS OF THE COMPANY

/s/ Tiffany K. Glenn
Chesapeake, Virginia	Tiffany K. Glenn, Secretary
March 22, 2006

Exhibit A

HAMPTON ROADS BANKSHARES, INC.

2006 STOCK INCENTIVE PLAN

1. Purpose and Effective Date.

(a) The purpose of the 2006 Hampton Roads Bankshares, Inc. Stock Incentive Plan (the “Plan”) is to further the long term stability and financial success of Hampton Roads Bankshares, Inc. (the “Company”) by attracting and retaining personnel, including employees, non-employee directors, and consultants, through the use of stock incentives. It is believed that ownership of Company stock will stimulate the efforts of those employees upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business.

(b) The Plan was adopted by the Board of Directors of the Company on March, 14. 2006, and became effective on April 25, 2006 (the “Effective Date”), subject to the approval of the Company’s shareholders.

2. Definitions.

(a) Act. The Securities Exchange Act of 1934, as amended.

(b) Affiliate. The meaning assigned to the term “affiliate” under Rule 12b-2 of the Act.

(c) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock or Incentive Stock.

(d) Award. The award of an Option, Restricted Stock or Incentive Stock under the Plan.

(e) Company. Hampton Roads Bankshares, Inc.

(f) Company Stock. Common stock of Hampton Roads Bankshares, Inc. In the event of a change in the capital structure of the Company (as provided in Section 13 below), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(g) Beneficiary. The person or persons entitled to receive a benefit pursuant to an Award upon the death of a Participant.

(h) Board. The Board of Directors of the Company.

(i) Cause. Dishonesty, fraud, misconduct, gross incompetence, gross negligence, breach of a material fiduciary duty, material breach of an agreement with the Company, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding. Notwithstanding the foregoing, if “Cause” is defined in an employment

1

agreement between a Participant and the Company, “Cause” shall have the meaning assigned to it in such agreement.

(j) Change of Control.

(i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Act) of 50% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term “unrelated person” means any person other than (x) the Company and its subsidiaries, (y) an employee benefit plan or related trust of the Company, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition. For purposes of this subsection, a “person” means an individual, entity or group, as that term is used for purposes of the Act.

(ii) Any tender or exchange offer, merger or other business combination, sale of assets or any combination of the foregoing transactions, and the Company is not the surviving corporation.

(iii) A liquidation of the Company.

(k) Code. The Internal Revenue Code of 1986, as amended.

(l) Committee. The Committee appointed to administer the Plan pursuant to Plan Section 15. All of the Committee members shall be “Non-Employee Directors” as defined in Rule 16b-3 under the Act or any similar or successor rule.

(m) Consultant. A person rendering services to the Company or any of its subsidiaries who is not an “employee” for purposes of employment tax withholding under the Code.

(n) Corporate Change. A consolidation, merger, dissolution or liquidation of the Company, or a sale or distribution of assets or stock (other than in the ordinary course of business) of the Company; provided that, unless the Committee determines otherwise, a Corporate Change shall only be considered to have occurred with respect to Participants whose business unit is affected by the Corporate Change.

(o) Date of Grant. The date as of which an Award is made by the Committee.

(p) Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(q) Employee. A person rendering services to the Company or any of its subsidiaries who qualifies as an “employee” for purposes of employment tax withholding under the Code.

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(r) Fair Market Value.

(i) If the Company Stock is traded on an exchange, the average of the highest and lowest registered sales prices of the Company Stock on the exchange on which the Company Stock generally has the greatest trading volume, or

(ii) If the Company Stock is traded in the over-the-counter market, the average between the closing bid and asked prices as reported by NASDAQ.

(iii) If Shares of Company Stock are not publicly traded, the Fair Market Value shall be determined by the Committee using the most recent sales price known to the Company.

(iv) Fair Market Value shall be determined as of the Grant Date or, if applicable, the date specified in the Plan. If the Company Stock is traded on an exchange and there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock was traded.

(s) Incentive Stock. Company Stock awarded when performance goals are achieved pursuant to an incentive plan established by the Committee, as provided in Section 8 below.

(t) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under, Code Section 422.

(u) Nonstatutory Stock Option. An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(v) Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(w) Participant. Any individual who receives an Award under the Plan.

(x) Replacement Feature. A feature of an Option, as described in the Participant’s stock option agreement, that provides for the automatic grant of a Replacement Option in accordance with the provisions of Section 9(b) below.

(y) Replacement Option. An Option granted to a Participant equal to the number of shares of already owned Company Stock that are delivered by the Participant to exercise an Option, as described in Section 9(b) below.

(z) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7 below.

(aa) Rule 16b-3. Rule 16b-3 of the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(bb) 10% Shareholder. A person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

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3. General. Awards of Options, Restricted Stock and Incentive Stock may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock. Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 1,000,000 shares of Company Stock, which shall include authorized, but unissued, shares. The number of shares reserved for issuance as Incentive Stock Options under the Plan shall be an aggregate of 1,000,000 shares of Company Stock, which shall include authorized, but unissued, shares. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock or Incentive Stock awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall, if permissible under Rule 16b-3, include the number of shares surrendered by a Participant or retained by the Company (a) in connection with the exercise of an Option or (b) in payment of Applicable Withholding Taxes.

5. Eligibility.

(a) Any employee of, director of, or Consultant to the Company who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 14, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(b) The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(c) Non-employee directors and Consultants shall not be eligible to receive the Award of an Incentive Stock Option.

(d) The maximum number of shares with respect to which an Award may be granted in any calendar year to any employee during such calendar year shall be 50,000 shares of Company Stock.

6. Stock Options.

(a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

(b) The Committee shall establish the exercise price of Options. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant. The exercise price of a Nonstatutory Stock Option Award intended to be performance-based for purposes

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of Code Section 162(m) shall not be less than 100% of the Fair Market Value of the shares of Company Stock covered by the Option on the Date of Grant.

(c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change of Control or Corporate Change as the Committee deems appropriate.

(d) The Committee shall establish the term of each Option in the Participant’s stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder may not have a term in excess of five years. No option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option agreement, after the termination of the Participant’s employment. The Committee shall set forth in the Participant’s stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided however that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

(e) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(f) If a Participant dies and if the Participant’s stock option agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the personal representative of the Participant’s estate during the time period specified in the stock option agreement.

(g) The Committee may, in its discretion, grant Options containing a Replacement Feature as described in Section 10(b) and may amend previously granted Nonstatutory Stock Options to provide such a Replacement Feature.

(h) If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s Options shall terminate as of the date of the misconduct.

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7. Restricted Stock Awards.

(a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted and the terms and conditions to which the Award is subject. This notice, when accepted in writing by the Participant, shall become an Award agreement between the Company and the Participant. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b) The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Change of Control or Corporate Change acceleration parameters under which all, or a portion, of the Restricted Stock will vest. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c) The Committee may provide in a Restricted Stock Award, or subsequently, that the restrictions will lapse if a Change of Control or Corporate Change occurs. The Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or may remove restrictions on Restricted Stock as it deems appropriate.

(d) A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock.

8. Incentive Stock Awards.

(a) Incentive Stock may be issued pursuant to the Plan in connection with incentive programs established from time to time by the Committee. The Committee shall establish such performance criteria as it deems appropriate as a prerequisite for the issuance of Incentive Stock. A Participant who is eligible to receive Incentive Stock will have no rights as a shareholder before receipt of the Incentive Stock certificates. Incentive Stock may be issued without cash consideration. A Participant’s interest in an incentive program or the contingent right to receive Incentive Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(b) The Committee may provide in the incentive program, or subsequently, that Incentive Stock will be issued if a Change of Control or Corporate Change occurs, even though the performance goals set by the Committee have not been met.

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9. Method of Exercise of Options.

(a) Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Stock that the Participant has owned for at least six months (valued at Fair Market Value on the date of exercise), or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes. Unless otherwise specifically provided in the Option, any payment of the exercise price paid by delivery of Company Stock acquired directly or indirectly from the Company shall be paid only with shares of Company Stock that have been held by the Participant for more than six months.

(b) If a Participant exercises an Option that has a Replacement Feature by delivering already owned shares of Company Stock, the Participant shall automatically be granted a Replacement Option. The Replacement Option shall be subject to the following provisions:

(i) The Replacement Option shall cover the number of shares of Company Stock delivered by the Participant to exercise the Option;

(ii) The Replacement Option will not have a Replacement Feature;

(iii) The exercise price of shares of Company Stock covered by a Replacement Option shall be not less than 100% of the Fair Market Value of such shares on the date the Participant delivers shares of Company Stock to exercise the Option;

(iv) The Replacement Option shall be subject to the same restrictions on exercisability as those imposed on the underlying Option and such other restrictions as the Committee deems appropriate.

(c) Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

10. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock (subject to such restrictions as the Committee may establish, including a requirement that any shares of Company Stock so delivered shall have been held by the Participant for not less than six months) or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee and in accordance with Rule 16b-3.

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11. Nontransferability of Awards.

(a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

(b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

12. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the tenth anniversary of the Effective Date. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, if and to the extent required by Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 13), expands the class of persons eligible to receive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him.

13. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, spin-off, reclassification, recapitalization, merger or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be adjusted proportionately by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b) In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a Subsidiary shares of stock in any corporation (a “Spinoff Company”) which, immediately before the distribution or sale, was a majority owned Subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such

8

adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company’s shareholders and the Participants in the businesses operated by the Spinoff Company. The Committee’s determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

14. Change of Control.

(a) In the event of a Change of Control or Corporate Change, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following: at the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee;

(b) Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(c) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control or Corporate Change; or

(d) Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving legal entity in such Change of Control or Corporate Change.

15. Administration of the Plan.

(a) The Plan shall be administered by the Committee, who shall be appointed by the Board. The Board may designate the Compensation Committee of the Board, or a subcommittee of the Compensation Committee, to be the Committee for purposes of the Plan. If and to the extent required by Rule 16b-3, all members of the Committee shall be “Non-Employee Directors” as that term is defined in Rule 16b-3, and the Committee shall be comprised solely of two or more “outside directors” as that term is defined for purposes of Code section 162(m). If any member of the Committee fails to qualify as an “outside director” or (to the extent required by Rule 16b-3) a “Non-Employee Director,” such person shall immediately cease to be a member of the Committee and shall not take part in future Committee deliberations. The Committee from time to time may appoint members of the Committee and may fill vacancies, however caused, in the Committee.

(b) The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the

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Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock options or Nonstatutory Stock Options, (iv) whether to include a Replacement Feature in an Option and the conditions of any Replacement Feature, (v) the Fair Market Value of Company Stock, (vi) the time or times when an Award shall be granted, (vii) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (viii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (ix) whether a Change of Control or Corporate Change exists, (x) the terms of incentive programs, performance criteria and other factors relevant to the issuance of Incentive Stock or the lapse of restrictions on Restricted Stock or Options, (xi) when Options may be exercised, (xii) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xiii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiv) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xv) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

(c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

(d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

16. Issuance of Company Stock. The Company shall not be required to issue or deliver any certificate for shares of Company Stock before (i) the admission of such shares to listing on any stock exchange on which the Company Stock may then be listed, (ii) receipt of any required registration or other qualification of such shares under any state or federal securities law or regulation that the Company’s counsel shall determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend required to reflect restrictions pursuant to the Plan, and any legend deemed necessary by the Company’s counsel to comply with federal or state securities laws. The Company may require a customary written indication of a Participant’s investment intent. Until a Participant has been issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

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17. Rights Under the Plan. Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan and the right to receive payments under the Plan shall not give a Participant any proprietary interest in the Company or any Affiliate or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall, for all purposes, be a general creditor of the Company. The interest of a Participant in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors.

18. Beneficiary. A Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive any payments under Awards of Restricted Stock or Incentive Stock after the Participant’s death. If a Participant makes no valid designation, or if the designated beneficiary fails to survive the Participant or otherwise fails to receive the benefits, the Participant’s beneficiary shall be the first of the following persons who survives the Participant: (a) the Participant’s surviving spouse, (b) the Participant’s surviving descendants, per stirpes, or (c) the personal representative of the Participant’s estate.

19. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company—at its principal business address to the attention of the Secretary; (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

20. Interpretation. The terms of this Plan and Awards granted pursuant to the Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury relating to the qualification of Incentive Stock Options under the Code or compliance with Code section 162(m), to the extent applicable, and they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such regulation or ruling, to the extent applicable, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan and/or the Award shall be void and of no effect.

Adopted by the

Board of Directors of

Hampton Roads Bankshares, Inc.

On March 14, 2006

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Proxy solicited on behalf of the Board of Directors for Annual Meeting of Shareholders to be held April 25, 2006.

The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated March 22, 2006, hereby appoints Emil A. Viola and Jack W. Gibson (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of Hampton Roads Bankshares, Inc. held of record by the undersigned on February 24, 2006, at the Annual Meeting of Shareholders to be held on April 25, 2006 and at any adjournment thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL PROPOSALS

1.

To elect the following “Class B” Directors to serve for a three year term: Jack W. Gibson, Patricia M. Windsor and Douglas J. Glenn.

To elect the following “Class A” Director to serve a two year term: Roland Carroll Smith, Sr.

☐ FOR all nominees listed (except as indicated below to the contrary)
☐ WITHHOLD AUTHORITY to vote for all nominees listed
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.)

2.	To approve the Hampton Roads Bankshares, Inc. 2006 Stock Incentive Plan.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	TO RATIFY the appointment by the Board of Directors of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2006.
	☐ FOR	☐ AGAINST	☐ ABSTAIN	(OVER)

4.

IN THEIR DISCRETION, on such other matters as may properly come before the meeting, or, if any nominee listed in Proposal 1 above is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

This proxy is revocable at any time prior to its exercise. This proxy, when properly executed, will be voted as directed. Where no direction is given, this proxy will be voted for Proposals 1, 2, and 3.

Please sign your name(s) exactly as they appear in the label below. If signer is a corporation, please sign the full corporate name by duly authorized officer. If an attorney, guardian, administrator, executor, or trustee, please give full title as such. If a limited liability company or partnership, sign in limited liability company or partnership name by authorized person. If any stock is held jointly, both shareholders must sign this proxy.

Date: ________________________________________________, 2006

Signature:

Print Name:

Signature:

Print Name:

Please complete, date, sign and return this proxy at your earliest convenience in the envelope provided. Thank you.

I/We plan to attend the Annual Meeting of Shareholders to be held on April 25, 2006. YES ☐ NO ☐